SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                  FORM S-8
                           REGISTRATION STATEMENT
                                    under
                          THE SECURITIES ACT OF 1933

                          Commission File No. 0-14908

                             TGC INDUSTRIES, INC.
         (Exact name of registrant as specified in its charter)

               TEXAS                                            74-2095844
(State or other jurisdiction                                 (I.R.S. Employer
of incorporation or organization)                         Identification No.)

                             1304 Summit, Suite 2
                              PLANO, TEXAS 75074
               (Address, including zip code, of registrant's
                       principal executive offices)

                             TGC INDUSTRIES, INC.
                            1999 STOCK OPTION PLAN
                     (Full title of the plan)

                              RICE M. TILLEY, JR.
                   LAW, SNAKARD & GAMBILL, P.C.
                       1600 West 7th Street, Suite 500
                           FORT WORTH, TEXAS 76102
                                (817) 878-6350
           (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)

                               WITH A COPY TO:

                                JAMES O. WYSS
                         LAW, SNAKARD & GAMBILL, P.C.
                       1600 West 7th Street, Suite 500
                           FORT WORTH, TEXAS 76102
                               (817) 878-6338

                       CALCULATION OF REGISTRATION FEE

                                   Proposed       Proposed
                                   maximum        maximum
  Title of                         offering       aggregate       Amount of
securities to       Amount to      price          offering       registration
be registered     be registered    per share      price          fee

Common Stock
(par value $.01
per share)        143,000 shs (1)  $1.00(2)      $143,000(3)     $18.12

Common Stock
(par value $.01
per share)        100,000 shs (1)  $0.80(2)      $80,000(3)      $10.14

Common Stock
(par value $.01
per share)         57,000 shs (4)  $1.90(5)    $108,300(6)       $13.72
                                                                 ______
                                                      TOTAL      $41.98

(1) Issuable upon exercise of presently outstanding options issued under registrant's 1999 Stock Option Plan. This Registration Statement also covers such indeterminable number of additional shares as may become deliverable due to future adjustments under the terms of such Plan.

(2) Computed in accordance with Rule 457(h) solely for the purpose of calculating the registration fee.

(3) Calculated in accordance with Rule 457(h) based on the aggregate exercise price for all presently outstanding options described in note (1) above.

(4) Issuable upon exercise of options not yet granted under the 1999 Stock Option Plan. This Registration Statement also covers such indeterminable number of additional shares as may become deliverable due to future adjustments under the terms of such Plan.

(5) Computed in accordance with Rule 457(h) solely for the purpose of calculating the registration fee. Computation based on the average of the high and low prices of the Common Stock as reported on the National Association of Securities Dealers, Inc. Over-The-Counter Bulletin Board System on August 20, 2004, given that the price, at which options to be granted in the future may be exercised, is not currently determinable.

(6) Calculated in accordance with Rule 457(h) based on the average of the high and low prices of the Common Stock as reported on the National Association of Securities Dealers, Inc. Over-The-Counter Bulletin Board System on August 20, 2004, for options not yet granted under the 1999 Stock Option Plan.

     This Registration Statement shall be deemed to cover securities resulting from stock splits, stock dividends, or similar transactions as provided in Rule 416(c) of the Act. Pursuant thereto, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the stock option plan described herein.

                                  Part I

     Pursuant to the Note to Part I of Form S-8, the information required by Items 1 and 2 of Form S-8 is not filed as part of this Registration Statement.

                                  Part II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents, previously filed (Commission File No. 0-14908) with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934 (the "Exchange Act"), are, as of their respective dates, incorporated in this Registration Statement by reference and made a part hereof:


(1)  The Annual Report on Form 10-KSB of TGC Industries, Inc. (the
     "Company" or "Registrant") for the fiscal year ended December 31, 2003;
     and

(2) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report referred to in (1) above.

     All documents filed by the Company with the Commission pursuant to
Section 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all of the securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in and a part of this Registration Statement from the date of filing of such documents.

     Any statement contained in a document incorporated, or deemed to be incorporated, by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in a subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Certain legal matters in connection with this offering have been passed upon for the Company by Law, Snakard & Gambill, a Professional Corporation, Fort Worth, Texas. Rice M. Tilley, Jr. is a shareholder of Law, Snakard & Gambill, P.C. and is an Assistant Secretary of the Registrant. Mr. Tilley is the beneficial owner of 4,587 shares of the Company's Common Stock.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Company's Restated Articles of Incorporation and Bylaws, as amended, provide that the Company shall indemnify all directors and officers of the Company to the full extent permitted by the Texas Business Corporation Act. Under such provisions any director or officer who, in his capacity as such, is made or threatened to be made, a party to any suit or proceeding, shall be indemnified if such director or officer acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Company. The Restated Articles of Incorporation, Bylaws, and the Texas Business Corporation Act further provide that such indemnification is not exclusive of any other rights to which such individuals may be entitled under the Restated Articles of Incorporation, Bylaws, or any Agreement, vote of stockholders or disinterested directors, or otherwise.











ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not Applicable.

ITEM 8.  EXHIBITS.

     Exhibit Number    Description

     4.1               1999 Stock Option Plan.

     4.2               Amendment No. 1 to the 1999 Stock Option Plan.

     5.1 Opinion of Counsel as to legality of securities being registered.

     23.1              Consent of Counsel (contained in Exhibit 5.1).

     23.2              Consent of Independent Accountants, Lane Gorman
                       Trubitt, L.L.P.

     23.3              Consent of Grant Thornton LLP.

     24.1              Power of Attorney.

ITEM 9.  UNDERTAKINGS

     (a) The Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

       (2) That, for the purpose of determining any liability under the Securities Act of 1933 (the "Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for the purposes of determining any liability under that Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the provisions described in Item 6 or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                             SIGNATURE

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Plano, State of Texas, on August 20, 2004.

                               TGC INDUSTRIES, INC.

                                   By: /s/ Wayne A. Whitener

                                   Name:  Wayne A. Whitener
                                   Title: President and Chief Executive
                                           Officer































     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on August 20, 2004, by the following persons in the capacities indicated.

     Signatures                    Title                         Date

/s/Wayne A. Whitener         President, Chief               August 20, 2004
Wayne A. Whitener            Executive Officer,
                             and Director

/s/Kenneth Uselton           Secretary and
Kenneth Uselton              Treasurer                      August 20, 2004

/s/William J. Barrett        Director                       August 20, 2004
William J. Barrett

/s/Herbert M. Gardner        Director                       August 20, 2004
Herbert M. Gardner

/s/Allen T. McInnes          Director                       August 20, 2004
Allen T. McInnes

/s/Edward L. Flynn           Director                       August 20, 2004
Edward L. Flynn

/s/William C. Hurtt, Jr.     Director                       August 20, 2004
William C. Hurtt, Jr.
































                                EXHIBIT INDEX

          EXHIBIT
          NUMBER            DESCRIPTION


          4.1               1999 Stock Option Plan.

          4.2               Amendment No. 1 to the 1999 Stock Option Plan.

          5.1 Opinion of Counsel as to legality of securities being registered.

          23.1              Consent of Counsel (contained in Exhibit 5.1).

          23.2              Consent of Independent Accountants, Lane Gorman
                            Trubitt, L.L.P.

          23.3              Consent of Grant Thornton LLP.

          24.1              Power of Attorney.






































                                   Exhibit 4.1























                            1999 Stock Option Plan

                                      of

                              TGC Industries, Inc.
































                              Table of Contents

                                                                         Page

Article I:  Definitions. . . . . . . . . . . . . . . . . . . . . . . . . . 1
     Sec. 1:1.     Act . . . . . . . . . . . . . . . . . . . . . . . . . . 1
     Sec. 1:2.     Affiliates  . . . . . . . . . . . . . . . . . . . . . . 1
     Sec. 1:3.     Agreement . . . . . . . . . . . . . . . . . . . . . . . 2
     Sec. 1:4.     Board of Directors  . . . . . . . . . . . . . . . . . . 2
     Sec. 1:5.     Code  . . . . . . . . . . . . . . . . . . . . . . . . . 2
     Sec. 1:6.     Committee . . . . . . . . . . . . . . . . . . . . . . . 2
     Sec. 1:7.     Eligible Individuals. . . . . . . . . . . . . . . . . . 2
     Sec. 1:8.     Fair Market Value . . . . . . . . . . . . . . . . . . . 2
     Sec. 1:9.     Holder. . . . . . . . . . . . . . . . . . . . . . . . . 2
     Sec. 1:10.    Incentive Stock Options . . . . . . . . . . . . . . . . 2
     Sec. 1:11.    Nonstatutory Stock Options. . . . . . . . . . . . . . . 2
     Sec. 1:12.    Options . . . . . . . . . . . . . . . . . . . . . . . . 2
     Sec. 1:13.    Stock . . . . . . . . . . . . . . . . . . . . . . . . . 2

Article II:  Stock and Maximum Number of Shares Subject to the Plan. . . . 3
     Sec. 2:1.     Description of Stock and Maximum Shares Allocated . . . 3
     Sec. 2:2.     Restoration of Shares . . . . . . . . . . . . . . . . . 3

Article III:  Administration of the Plan . . . . . . . . . . . . . . . . . 3
     Sec. 3:1.     Stock Option Committee. . . . . . . . . . . . . . . . . 3
     Sec. 3:2.     Duration, Removal, Etc. . . . . . . . . . . . . . . . . 3
     Sec. 3:3.     Meetings and Actions of Committee . . . . . . . . . . . 3
     Sec. 3:4.     Committee's Powers. . . . . . . . . . . . . . . . . . . 3

Article IV:  Eligibility and Participation . . . . . . . . . . . . . . . . 4
     Sec. 4:1.     Eligible Individuals. . . . . . . . . . . . . . . . . . 4
     Sec. 4:2.     No Right to Option. . . . . . . . . . . . . . . . . . . 4

Article V:  Grant of Options and Certain Terms of the Agreements . . . . . 5
     Sec. 5:1.     Determination of Eligible Individuals . . . . . . . . . 5
     Sec. 5:2.     Date of Grant . . . . . . . . . . . . . . . . . . . . . 5
     Sec. 5:3.     Stock Option Agreement. . . . . . . . . . . . . . . . . 5
     Sec. 5:4.     Forfeiture of Stock . . . . . . . . . . . . . . . . . . 5
     Sec. 5:5.     Cash Awards . . . . . . . . . . . . . . . . . . . . . . 5




















Article VI:  Terms and Conditions of Options . . . . . . . . . . . . . . . 6
     Sec. 6:1.     Number of Shares. . . . . . . . . . . . . . . . . . . . 6
     Sec. 6:2.     Exercise Price. . . . . . . . . . . . . . . . . . . . . 7
     Sec. 6:3.     Medium and Time of Payment, Method of Exercise, and
                    Withholding Taxes . . . . . . . . . . . . . . . . . . . 7
     Sec. 6:4.     Terms, Time of Exercise, and Transferability
                   of Options  . . . . . . . . . . . . . . . . . . . . . . 9
     Sec. 6:5.     Limitation on Aggregate Value of Shares That May
                   Become First Exercisable During Any Calendar
                   Year Under an Incentive Stock Option. . . . . . . . . .12
     Sec. 6:6.     Adjustments Upon Changes in Capitalization,
                   Merger, Etc.. . . . . . . . . . . . . . . . . . . . . .12
     Sec. 6:7.     Rights as a Shareholder . . . . . . . . . . . . . . . .13
     Sec. 6:8.     Modification, Extension, and Renewal of Options . . . .13
     Sec. 6:9.     Furnish Information . . . . . . . . . . . . . . . . . .14
     Sec. 6:10.     Obligation to Exercise; Termination of Employment. . .14
     Sec. 6:11.     Agreement Provisions . . . . . . . . . . . . . . . . .14

Article VII:  Duration of Plan . . . . . . . . . . . . . . . . . . . . . .14

Article VIII:  Amendment of Plan . . . . . . . . . . . . . . . . . . . . .15

Article IX:  General . . . . . . . . . . . . . . . . . . . . . . . . . . .15
     Sec. 9:1.     Application of Funds. . . . . . . . . . . . . . . . . .15
     Sec. 9:2.     Right of Company and Affiliates to
                   Terminate Employment. . . . . . . . . . . . . . . . . .15
     Sec. 9:3.     No Liability for Good Faith Determinations. . . . . . .15
     Sec. 9:4.     Information Confidential. . . . . . . . . . . . . . . .15
     Sec. 9:5.     Other Benefits. . . . . . . . . . . . . . . . . . . . .16
     Sec. 9:6.     Execution of Receipts and Releases. . . . . . . . . . .16
     Sec. 9:7.     No Guarantee of Interests . . . . . . . . . . . . . . .16
     Sec. 9:8.     Payment of Expenses . . . . . . . . . . . . . . . . . .16
     Sec. 9:9.     Company Records . . . . . . . . . . . . . . . . . . . .16
     Sec. 9:10.    Information . . . . . . . . . . . . . . . . . . . . . .16
     Sec. 9:11.    No Liability of Company . . . . . . . . . . . . . . . .16
     Sec. 9:12.    Company Action. . . . . . . . . . . . . . . . . . . . .16
     Sec. 9:13.    Severability. . . . . . . . . . . . . . . . . . . . . .17
     Sec. 9:14.    Notices . . . . . . . . . . . . . . . . . . . . . . . .17
     Sec. 9:15.    Waiver of Notice. . . . . . . . . . . . . . . . . . . .17
     Sec. 9:16.    Successors. . . . . . . . . . . . . . . . . . . . . . .17
     Sec. 9:17.    Headings. . . . . . . . . . . . . . . . . . . . . . . .17
     Sec. 9:18.    Governing Law . . . . . . . . . . . . . . . . . . . . .17
     Sec. 9:19.    Word Usage. . . . . . . . . . . . . . . . . . . . . . .17
     Sec. 9:20.    Remedies. . . . . . . . . . . . . . . . . . . . . . . .18

Article X:  Approval of Shareholders . . . . . . . . . . . . . . . . . . .18
















                            1999 Stock Option Plan
                                     of
                             TGC Industries, Inc.


     This TGC Industries, Inc. 1999 Stock Option Plan (the "Plan") provides for the granting of:

          (a) Incentive Stock Options (hereinafter defined) to certain key employees of TGC Industries, Inc., a Texas corporation ("Company"), and/or its Affiliates (hereinafter defined), and

          (b) Nonstatutory Stock Options (hereinafter defined) to certain key employees of Company, and/or its Affiliates, and to certain individuals who are not employees of Company or its Affiliates.

     The purpose of the Plan is to provide an incentive for key employees of Company and/or its Affiliates, and for individuals who are not employees of Company and/or its Affiliates but who from time to time provide substantial advice or other assistance or services to Company and/or its Affiliates, to remain in the service of Company and/or its Affiliates or continue to provide such assistance, to extend to them the opportunity to acquire a proprietary interest in Company so that they will apply their best efforts for the benefit of Company, and to aid Company in attracting able persons to enter the service of Company and/or its Affiliates or provide such assistance.


                                 Article I
                                Definitions

     Sec. 1:1.     Act.  "Act" shall mean the Securities Exchange Act of
1934, as amended.

     Sec. 1:2.     Affiliates.  "Affiliates" shall mean:  (a) any
corporation, other than Company, in an unbroken chain of corporations ending with Company if each of the corporations, other than Company, owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain; and (b) any corporation, other than Company, in an unbroken chain of corporations beginning with Company if each of the corporations, other than the last corporation in the unbroken chain, owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.













     Sec. 1:3.     Agreement.  "Agreement" shall mean the written agreement
between Company and a Holder evidencing the Option granted by Company and the understanding of the parties with respect thereto.

     Sec. 1:4.     Board of Directors.  "Board of Directors" shall mean the
board of directors of Company.

     Sec. 1:5.     Code.  "Code" shall mean the Internal Revenue Code of
1986, as amended.

     Sec. 1:6.     Committee.  "Committee" shall mean the committee
designated in Article III hereof by the Board of Directors to administer this Plan.

     Sec. 1:7.     Eligible Individuals.  "Eligible Individuals" shall mean:
(a) key employees, including officers and/or directors who are also employees of Company and/or of any of its Affiliates; and (b) individuals who are not employees of Company and/or of its Affiliates but who from time to time provide substantial advice or other assistance or services to Company and/or its Affiliates.

     Sec. 1:8.     Fair Market Value.  "Fair Market Value" shall mean, if the
Stock is traded on one or more established markets or exchanges, the mean of the opening and closing prices of the Stock on the primary market or exchange on which the Stock is traded, and if the Stock is not so traded or the Stock does not trade on the relevant date, the value determined in good faith by the Board of Directors. For purposes of valuing Incentive Stock Options, the Fair Market Value of stock shall be determined without regard to any restriction other than one which, by its terms, will never lapse.

     Sec. 1:9.     Holder.  "Holder" shall mean an Eligible Individual to
whom an Option has been granted.

     Sec. 1:10.     Incentive Stock Options.  "Incentive Stock Options" shall
mean stock options that are intended to satisfy the requirements of Sec. 422 of the Code.

     Sec. 1:11.     Nonstatutory Stock Options.  "Nonstatutory Stock Options"
shall mean stock options that are not intended to be, or are not denominated as, Incentive Stock Options.

     Sec. 1:12.     Options.  "Options" shall mean either Incentive Stock
Options or Nonstatutory Stock Options, or both.

     Sec. 1:13.     Stock.  "Stock" shall mean Company's authorized $.30 par
value Common Stock.








                               Article II
         Stock and Maximum Number of Shares Subject to the Plan

     Sec. 2:1.     Description of Stock and Maximum Shares Allocated.  The
Stock which Options granted hereunder give a Holder the right to purchase may be unissued or reacquired shares of Stock, as the Board of Directors may, in its sole and absolute discretion, from time to time determine. Subject to the adjustments in Sec. 6.6 hereof, the aggregate number of shares of Stock to be issued pursuant to the exercise of all Options granted hereunder may equal, but may not exceed, 300,000 shares of Company's Stock.

     Sec. 2:2.     Restoration of Shares.  If an Option hereunder expires,
terminates, or is not exercised for any reason during the term of this Plan, the shares of Stock which were subject to such Option shall be "restored" to the Plan by again being available for Options granted after the shares' restoration, effective as of the first day of the year following such expiration, termination, or non-exercise.


                                 Article III
                         Administration of the Plan

     Sec. 3:1.     Stock Option Committee.  This Plan will be administered by a Committee consisting of three (3) members to be appointed by Company's Board of Directors. The members of the Stock Option Committee must be members of the Company's Board of Directors.

     Sec. 3:2.     Duration, Removal, Etc.  The members of the Committee
shall serve at the pleasure of the Board of Directors, which shall have the power, at any time and from time to time, to remove members from the Committee or to add members thereto. Vacancies on the Committee, however caused, shall be filled by the Board of Directors.

     Sec. 3:3.     Meetings and Actions of Committee.  The Committee shall
elect one of its members as its Chairman and shall hold its meetings at such times and places as it may determine. All decisions and determinations of the Committee shall be made by the majority vote of all of its members present at a meeting; provided, however, that any decision or determination reduced to writing and signed by all of the members of the Committee shall be as fully effective as if it had been made at a meeting duly called and held. The Committee may make any rules and regulations for the conduct of its business that are not inconsistent with the provisions hereof and with the Bylaws of Company.

     Sec. 3:4.     Committee's Powers.  Subject to the express provisions
hereof, the Committee shall have the authority, in its sole and absolute discretion to: (a) adopt, amend, and rescind administrative and interpretive rules and regulations relating to the Plan; (b) determine the terms and provisions of the respective Agreements (which need not be identical), including provisions defining or otherwise relating to: (i) subject to
Article VI of the Plan, the term and the period or periods and extent of exercisability of the Options, (ii) the extent to which the transferability of shares of Stock issued upon exercise of Options is restricted, (iii) the effect of termination of employment upon the exercisability of the Options, and (iv) the effect of approved leaves of absence (consistent with any applicable regulations of the Internal Revenue Service); (c) accelerate the time of exercisability of any Option that has been granted; (d) construe the respective Option Agreements and the Plan; and (e) make all other determinations and perform all other acts necessary or advisable for administering the Plan, including the delegation of such ministerial acts and responsibilities as the Committee deems appropriate. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Agreement in the manner and to the extent it shall deem expedient to carry it into effect, and it shall be the sole and final judge of such expediency. The determination of the Committee on the matters referred to in this Sec. 3.4 shall be final and conclusive.


                                  Article IV
                       Eligibility and Participation

     Sec. 4:1.     Eligible Individuals.  Options may be granted hereunder
only to persons who are Eligible Individuals at the time of the grant thereof. Notwithstanding any provision contained herein to the contrary, a person may not receive an Incentive Stock Option hereunder unless he or she is an employee of Company and/or an Affiliate, nor shall a person be eligible to receive an Incentive Stock Option hereunder if he or she, at the time such Option is granted, would own (within the meaning of Secs. 422 and 424 of the Code) stock possessing more than ten percent (10%) of the total combined voting power or value of all classes of stock of Company or an Affiliate, unless at the time such Incentive Stock Option is granted the exercise price per share is at least one hundred ten percent (110%) of the Fair Market Value of each share of stock to which the Incentive Stock Option relates and the Incentive Stock Option is not exercisable after the expiration of five (5) years from the date it is granted.

     Sec. 4:2.     No Right to Option.  The adoption of the Plan shall not be deemed to give any person a right to be granted an Option.






















                                Article V
           Grant of Options and Certain Terms of the Agreements

     Sec. 5:1.     Determination of Eligible Individuals.  Subject to the
express provisions hereof, the Committee shall determine which Eligible Individuals shall be granted Options hereunder from time to time. In making grants, the Committee shall take into consideration the contribution the potential Holder has made or may make to the success of Company and/or its Affiliates along with such other considerations as the Board of Directors may from time to time specify. The Committee shall also determine the number of shares subject to each of such Options and shall authorize and cause Company to grant Options in accordance with such determinations.

     Sec. 5:2.     Date of Grant.  The date on which the Committee completes
all action constituting an offer of an Option to an individual, including the specification of the number of shares of Stock to be subject to the Option, shall be the date on which the Option covered by an Agreement is granted, even though certain terms of the Agreement may not be determined at such time and even though the Agreement may not be executed until a later time. For purposes of the preceding sentence, an offer shall be deemed made if the Committee has completed all such action and has communicated the grant thereof to the potential Holder. In no event, however, may an Optionee gain any rights in addition to those specified by the Committee in its grant, regardless of the time that may pass between the grant of the Option and the actual execution of the Agreement by Company and the Optionee.

     Sec. 5:3.     Stock Option Agreement.  Each Option granted hereunder
shall be evidenced by an Agreement, executed by Company and the Eligible Individual to whom the Option is granted, incorporating such terms as the Committee deems necessary or desirable. More than one Option may be granted hereunder to the same Eligible Individual and be outstanding concurrently hereunder. In the event an Eligible Individual is granted both one or more Incentive Stock Options and one or more Nonstatutory Stock Options, such grants shall be evidenced by separate Agreements, one for each of the Incentive Stock Option grants and one for each of the Nonstatutory Stock Option grants.

     Sec. 5:4.     Forfeiture of Stock.  Each Agreement may provide for
conditions giving rise to the forfeiture of the Stock acquired pursuant to an Option granted hereunder and/or such restrictions on the transferability of shares of Stock acquired pursuant to an Option granted hereunder as the Committee in its sole and absolute discretion deems proper or advisable.
Such conditions giving rise to forfeiture may include, but need not be limited to, the requirement that the Holder render substantial services to Company and/or its Affiliates for a specified period of time. Such restrictions on transferability may include, but need not be limited to, options and rights of first refusal in favor of Company.

     Sec. 5:5.     Cash Awards.  In addition, the Board of Directors may
authorize the Committee to grant cash awards payable in connection with the exercise of an Option upon such terms and conditions as are specified by the Board of Directors; provided that no such cash award shall be effective unless it complies with any applicable requirements for exemption from liability pursuant to Rule 16b-3 promulgated under the Act.


                                  Article VI
                         Terms and Conditions of Options

     All Options granted hereunder shall comply with, be deemed to include, and shall be subject to, the following terms and conditions:

     Sec. 6:1.     Number of Shares.  Each Agreement shall state the number
of shares of Stock to which it relates. Except to the extent an Agreement otherwise provides, the following limitations shall apply to the exercise of each Option:

          A. First Year. A Holder may not exercise his or her Option during the first twelve (12) month period following the date of grant of such Option.

          B. After First Year. A Holder may exercise up to (but not more than) one-third of the total shares of Stock subject to his or her Option at any time after the first twelve (12) month period following the day of grant of such Option.

          C. After Second Year. A Holder may exercise up to (but not more than) two-thirds of the total shares of Stock subject to his or her Option at any time after the first twenty-four (24) month period following the date of grant of such Option.

          D. After Third Year. A Holder may exercise all of the shares of Stock subject to his or her Option at any time after the first thirty-six (36) month period following the date of grant of such Option.

          E. Senior Status. Notwithstanding the limitations stated above, if a Holder is sixty-five (65) years of age or older at the time his or her Option is granted, such Holder may exercise up to (but not more than) one-half of the total shares of Stock subject to such Option at any time during the first twelve (12) month period following the date of grant of such Option and thereafter may exercise all of the shares of Stock subject to such Option.

          F. De Minimus Limitation. Subject to the limitations stated above, each Option may be exercised at one time or on several successive occasions; however, each Option may not be exercised in an amount less than one hundred (100) shares at any one time (unless such exercise is being made as to the entire portion of Stock which may be purchased pursuant to this Plan).












     Sec. 6:2.     Exercise Price.  Each Agreement shall state the exercise
price per share of Stock. The exercise price per share of stock subject to an Incentive Stock Option shall not be less than the greater of: (a) the par value per share of the Stock; or (b) one hundred percent (100%) of the Fair Market Value per share of Company's Stock on the date of the grant of the Option. The exercise price per share of stock subject to a Nonstatutory Stock Option shall not be less than fifty percent (50%) of the Fair Market Value per share of the Stock on the date of the grant of the Option.

     Sec. 6:3.     Medium and Time of Payment, Method of Exercise, and
Withholding Taxes.

          A. Exercise of Option. Except as otherwise permitted below, the exercise price of stock covered by an Option shall be payable upon the exercise of the Option in cash, by certified or cashier's check. Exercise of an Option shall not be effective until Company has received written notice of exercise. Such notice must specify the number of whole shares to be purchased and be accompanied by payment in full of the aggregate exercise price of the number of shares purchased. Company shall not in any case be required to sell, issue, or deliver a fractional share with respect to any Option.

               1. Stock-for-Stock Exercise. With the consent of the Committee, the Holder may pay the exercise price with shares of Stock of Company which have been held by the Holder for at least six (6) months prior to the date of exercise, or with the consent of the Committee, by a combination of cash and such shares. Such Stock shall be duly endorsed for transfer to Company. Such Stock shall be deemed to have a fair market value on the date of delivery equal to the aggregate purchase price of the shares with respect to which such Option or portion thereof is being exercised.

               2. Cashless Exercise/Sale Method. With the consent of the Committee, payment in full of the exercise price of the Option may be made through the Company's receipt of a copy of instructions to a broker directing such broker to sell the Stock for which the Option is being exercised, to remit to the Company an amount equal to the aggregate exercise price of such Option, with the balance being remitted to Holder.

               3. Cashless Exercise/Net Method. With the consent of the Committee, payment in full of the exercise price of the Option may be made, based on written instructions received from the Holder, by Company's issuance to the Holder of that number of shares of Stock having a fair market value equal to only the "profit portion" of his, her, or its Option (i.e., the excess of the then fair market value of the Stock over the Holder's exercise price).

          B. New Options. In the event that a Holder pays the exercise price of his Option, in whole or in part, with previously owned shares of Stock, pursuant to the rules specified above, then, if and to the extent approved by the Committee, in addition to the shares of Stock purchased pursuant to the Option exercise, such Holder shall also receive a new Option, subject to the terms and conditions set forth below and in the Holder's individual Stock Option Agreement. Upon exercise of the Option with payment in the form of either shares of Stock or a combination of cash and shares of Stock, the Committee may, in its sole and absolute discretion, grant the Holder a new Option for shares of Stock equal to the number of shares that were delivered by the Holder to Company to pay, in whole or in part, the exercise price of the previous Option. The exercise price of the new Option shall be equal to at least 100% of the Fair Market Value per share of the Stock on the date of the exercise of the previous Option. Provided, however, the new Option cannot be exercised by the Holder until the later of: (1) the exercisability dates specified in the individual Option Agreement; or
     (2) six (6) months after the date of grant. As a further condition on the exercisability of the new Option, the shares of Stock received by the Holder upon exercise of his or her previous Option must be held by the Holder for at least six (6) months prior to any sale of such shares by the Holder. Any sale of such shares by a Holder prior to the expiration of the six (6) month holding period shall render the new Option non-exercisable. Nothing in this paragraph shall prevent the Committee from granting a Holder another new Option in the future when the previous new Option is exercised by the Holder with the payment of previously owned shares of Stock.

          C.     Withholding.

               1. General. The Committee may, in its discretion, require a Holder to pay to Company at the time of exercise of an Option (or portion thereof) the amount that Company deems necessary to satisfy its obligation to withhold Federal, state, or local income or other taxes incurred by reason of the exercise. Upon the exercise of an Option requiring tax withholding, a Holder may make a written request to have shares of stock withheld by Company from the shares otherwise to be received. The number of shares so withheld shall have an aggregate Fair Market Value on the date of exercise sufficient to satisfy the applicable withholding taxes. The acceptance of any such request by a Holder shall be at the sole discretion of the Committee, including, if deemed necessary by the Committee, approval by the Securities and Exchange Commission and the satisfaction of any additional requirements necessary to obtain such approval.

               2. Additional Sec. 16b Requirements. Currently, with respect to Option holders subject to liability under Section 16b of the Act, such additional requirements include the following: (1) any previously owned shares of Stock used to satisfy the withholding obligation must have been held by the taxpayer for at least six (6) months, and any Option shares otherwise issuable hereunder to be withheld to satisfy such obligations may be so withheld only if both the exercise of the Option and the election to have shares withheld are made at least six (6) months after the date of grant; (2) the Option holder's election must be made: (a)




          at least six (6) months less one day prior to the date on which the option exercise becomes taxable, or (b) within a 10-day "window period" beginning on the third business day following the release of Company's annual or quarterly financial reports and ending on the twelfth day thereafter (but in no event later than the date the option exercise becomes taxable); (3) Company has been subject to the Act's reporting requirements for more than a year and has filed all reports and statements required to be filed pursuant to Section 13 of the Act; (4) Company regularly issues quarterly or annual summary statements of sales and earnings; (5) all members of the Committee administering the Plan with respect to Option holders subject to liability under Section 16b of the Act are "disinterested" in accordance with Rule 16b-3 promulgated under the Act; (6) the Committee will be empowered to consent to or disapprove an Option holder's withholding election; and (7) any withholding election will be required to be irrevocable.

     Sec. 6:4.     Terms, Time of Exercise, and Transferability of Options.

          A. Decrease in Term of Option. In addition to such other terms and conditions as may be included in a particular Agreement granting an Option, an Option shall be exercisable during a Holder's lifetime only by him or her or by his or her guardian or legal representative. An Option shall not be transferrable other than by will or the laws of descent and distribution. Each Option shall also be subject to the following terms and conditions (except to the extent a Holder's Agreement otherwise provides):

               1.     Termination of Employment or Directorship.

                      a. Voluntary Termination. If a Holder ceases to be employed by at least one of the employers in the group of employers consisting of Company and its Affiliates because the Holder voluntarily terminates his or her employment with such group of employers and the Holder does not remain or thereupon become a director of Company or one or more of its Affiliates, or if a Holder ceases to be a director of at least one of the corporations in the group of corporations consisting of Company and its Affiliates and the Holder does not remain or thereupon become an employee of Company or one or more of its Affiliates, the portion (if any) of an Option that remains unexercised, including that portion (if any) that pursuant to the Agreement is not yet exercisable, as of the date of the Holder's termination of employment or ceasing to be a director, whichever occurs later, shall terminate and cease to be exercisable as of such date (or ninety [90] days prior thereto if the Holder elected to exercise his or her Option in anticipation of such termination [to be determined in the sole discretion of the Committee]).

                      b. Termination for Cause. If a Holder ceases to be employed by at least one of the employers in the group of employers consisting of Company and its Affiliate because any of such entities terminates the Holder's employment for cause, the portion (if any) of an Option that remains unexercised, including that portion (if any) that pursuant to the Agreement is not yet exercisable, at the time of the Holder's termination of employment, shall terminate and cease to be exercisable immediately upon such termination (or ninety [90] days prior thereto if the Holder elected to exercise his or her Option in anticipation of such termination [to be determined in the sole discretion of the Committee]). A Holder's employment shall be deemed terminated "for cause" if terminated by the Board of Directors of Company (or the board of directors of an Affiliate) because of incompetence, insubordination, dishonesty, other acts detrimental to the interest of Company and/or its Affiliates, or any material breach by the Holder of any employment, nondisclosure, noncompetition, or other contract with Company and/or one of its Affiliates. Whether "cause" exists shall be determined by such Board of Directors in its sole discretion and in good faith. The exercise of an option in anticipation of a termination for cause shall be null and void.

                      c. Termination Without Cause. If a Holder ceases to be employed by at least one of the employers in the group of employers consisting of Company and its Affiliates because one or more of such entities terminates the employment of the Holder for otherwise than for "cause," and the Holder does not remain or thereupon become a director of Company and/or one or more of its Affiliates, the Holder shall have the right for thirty (30) days following such termination to exercise the Option with respect to that portion thereof that has become exercisable pursuant to Holder's Agreement as of the date of such termination, and thereafter the Option shall terminate and cease to be exercisable.

               2. Disability. If a Holder ceases to be employed by at least one of the employers in the group of employers consisting of Company and its Affiliates by reason of disability (as defined in Sec. 22(e)(3) of the Code) and does not remain or thereupon become a director of Company or one or more of its Affiliates, or if the Holder ceases by reason of such disability to be a director of at least one of the corporations in the group of corporations consisting of Company and its Affiliates, the Holder shall have the right for ninety (90) days after the date of termination of employment with, or cessation of directorship of, such group of employers by reason of disability, whichever occurs later, to exercise an Option to the extent such Option is exercisable on the date of his or her termination of employment, and thereafter the Option shall terminate and cease to be exercisable.

               3. Death. If a Holder dies while in the employ of Company or an Affiliate, or dies while a director of Company or an Affiliate, his or her Option shall be exercisable by his or her legal representatives, legatees, or distributees for six (6) months following the date of the Holder's death to the extent such Option is exercisable on the Holder's date of death, and thereafter the Option shall terminate and cease to be exercisable.

          B. Term of Option. Notwithstanding any other provision of this Plan, including the provisions of Subsection A above, no Incentive Stock Option may be exercised after the expiration of ten (10) years from the date it was granted (or the period specified in Sec. 4.1, if applicable). The Committee may prescribe in any Agreement that the Option evidenced thereby may be exercised in full or in part as to any number of shares subject thereto at any time or from time to time during the term of the Option, or in such installments at such times during said term as the Committee may prescribe. Except as provided above and unless otherwise provided in any Agreement, an Option may be exercised at any time or from time to time during the term of the Option. Such exercise may be as to any or all whole (but no fractional) shares which have become purchasable under the Option.

          C. Issuance of Stock Certificates. Within a reasonable time, or such time as may be permitted by law, after Company receives written notice that the Holder has elected to exercise all or a portion of an Option, such notice to be accompanied by payment in full of the aggregate exercise price of the number of shares purchased, Company shall issue and deliver a certificate representing the shares acquired as a result of the exercise and any other amounts payable in consequence of such exercise. In the event that a Holder exercises both an Incentive Stock Option, or portion thereof, and a Nonstatutory Stock Option, or a portion thereof, separate Stock certificates shall be issued, one for the Stock subject to the Incentive Stock Option and one for the Stock subject to the Nonstatutory Stock Option. The number of shares of Stock transferrable due to an exercise of an Option under this Plan shall not be increased due to the passage of time, except as may be provided in an Agreement.









          D. Issuance in Compliance With Securities Laws. Nothing herein or in any Option granted hereunder shall require Company to issue any shares upon exercise of any Option if such issuance would, in the opinion of counsel for Company, constitute a violation of the Securities Act of 1933, as amended, or any similar or superseding statute or statutes, or any other applicable statute or regulation, as then in effect.

          E. Investment Legend. At the time of exercise of an Option, Company may, as a condition precedent to the exercise of such Option, require from the Holder of the Option (or in the event of his or her death, his or her legal representatives, legatees, or distributees) such written representations, if any, concerning his or her intentions with regard to the retention or disposition of the shares being acquired by exercise of such Option and such written covenants and agreements, if any, as to the manner of disposal of such shares as, in the opinion of counsel to Company, may be necessary to ensure that any disposition by such Holder (or in the event of his or her death, his or her legal representatives, legatees, or distributees), will not involve a violation of the Securities Act of 1933, as amended, or any similar or superseding statute or statutes, or any other applicable state or federal statute or regulation, as then in effect. Certificates for shares of Stock, when issued, may have the following legend, or statements of other applicable restrictions, endorsed thereon, and may not be immediately transferable:

          The shares of Stock evidenced by this certificate have been issued to the registered owner in reliance upon written representations that these shares have been purchased for investment. These shares may not be sold, transferred, or assigned unless, in the opinion of Company and its legal counsel, such sale, transfer, or assignment will not be in violation of the Securities
          Act of 1933, as amended, applicable rules and regulations of the Securities and Exchange Commission, and any applicable state securities laws.

     Sec. 6:5.     Limitation on Aggregate Value of Shares That May Become
First Exercisable During Any Calendar Year Under an Incentive Stock Option. With respect to any Incentive Stock Option granted under this Plan, to the extent that the aggregate Fair Market Value of shares of Stock exceed $100,000, then such excess over $100,000 shall not be considered as subject to an Incentive Stock Option, but rather shall be considered as subject to a Nonstatutory Stock Option. This rule shall be applied by taking shares of Stock subject to Incentive Stock Options that are purchasable for the first time in the calendar year into account in the order in which such Incentive Stock Options were granted.

     Sec. 6:6.     Adjustments Upon Changes in Capitalization, Merger, Etc.

          A. Method of Adjustment. In the event of any change in the number of outstanding shares of Stock effected without receipt of consideration therefor by Company (other than as a result of the conversion of Company's Class B Common Stock into Class A Common Stock) by reason of a stock dividend, or split, combination, exchange of shares or other recapitalization, merger, or otherwise, in which Company is the surviving corporation, the aggregate number and class of the reserved shares, the number and class of shares subject to each outstanding Option, and the exercise price of each outstanding Option shall be automatically adjusted to accurately and equitably reflect the effect thereon of such change (provided that any fractional share resulting from such adjustment may be eliminated). In the event of a dispute concerning such adjustment, the decision of the Committee shall be conclusive. The number of reserved shares or the number of shares subject to any outstanding Option shall be automatically reduced by any fraction included therein which results from any adjustment made pursuant hereto.

          B. Termination of Option. The following provisions shall apply unless a Holder's Agreement provides otherwise. A dissolution or liquidation of Company; a sale of all or substantially all of the assets of Company where it is contemplated that within a reasonable period of time thereafter Company will either be liquidated or converted into a nonoperating company or an extraordinary dividend will be declared resulting in a partial liquidation of Company (but in all cases only with respect to those employees whom it is anticipated will lose their employment with Company and its Affiliates as a result of such sale of assets); a merger or consolidation (other than a merger effecting a reincorporation of Company in another state or any other merger or a consolidation in which the shareholders of the surviving corporation and their proportionate interests therein immediately after the merger or consolidation are substantially identical to the shareholders of Company and their proportionate interests therein immediately prior to the merger or consolidation) in which Company is not the surviving corporation (or survives only as a subsidiary of another corporation in a transaction in which the shareholders of the parent of Company and their proportionate interests therein immediately after the transaction are not substantially identical to the shareholders of Company and their proportionate interests therein immediately prior to the transaction) shall cause every Option then outstanding to terminate, but the Holders of each such then outstanding Option shall, in any event, have the right, immediately prior to such dissolution, liquidation, sale of assets, merger, consolidation, or transaction, to exercise each such Option, to the extent not theretofore exercised, without regard to the determination as to the periods and installments of exercisability made pursuant to a Holder's Agreement if (and only if) such Options have not at that time expired or been terminated.

     Sec. 6:7.     Rights as a Shareholder.  A Holder shall have no right as
a shareholder with respect to any shares covered by his or her Option until a certificate representing such shares is issued to him or her. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash or other property) or distributions or other rights for which the record date is prior to the date such certificate is issued (except as provided in Sec. 6.6. hereof).







     Sec. 6:8.     Modification, Extension, and Renewal of Options.  Subject
to the terms and conditions of and within the limitations of the Plan, the Committee may modify, extend, or renew outstanding Options granted under the Plan, or accept the surrender of Options outstanding hereunder (to the extent not theretofore exercised) and authorize the granting of new Options hereunder in substitution therefor (to the extent not theretofore exercised). The Committee may not, however, without the consent of the Holder, modify any outstanding Incentive Stock Options so as to specify a lower exercise price or accept the surrender of outstanding Incentive Stock Options and authorize the granting of new Options in substitution therefor specifying a lower option price. In addition, no modification of an Option granted hereunder may, without the consent of the Holder, alter or impair any rights or obligations under any Option theretofore granted hereunder to such Holder under the Plan, except as may be necessary with respect to Incentive Stock Options to satisfy the requirements of Sec. 422 of the Code.

     Sec. 6:9.     Furnish Information.  Each Holder shall furnish to Company all information requested by Company to enable it to comply with any reporting or other requirements imposed upon Company by or under any applicable statute or regulation.

     Sec. 6:10.     Obligation to Exercise; Termination of Employment.  The
granting of an Option hereunder shall impose no obligation upon the Holder to exercise the same or any part thereof. In the event of a Holder's termination of employment with Company or an Affiliate, the unexercised portion of an Option granted hereunder shall terminate in accordance with Sec. 6.4 hereof.

     Sec. 6:11.     Agreement Provisions.  The Agreements authorized under
the Plan shall contain such provisions in addition to those required by the Plan (including, without limitation, restrictions or the removal of restrictions upon the exercise of the Option and the retention or transfer of shares thereby acquired) as the Committee deems advisable. Each Agreement shall identify the Option evidenced thereby as an Incentive Stock Option or Nonstatutory Stock Option, as the case may be, and no Agreement shall cover both an Incentive Stock Option and Nonstatutory Stock Option. Except as provided by Subsection B of Sec. 6.6, each Agreement relating to an Incentive Stock Option granted hereunder shall contain such limitations and restrictions upon the exercise of the Incentive Stock Option to which it relates as is necessary for the Incentive Stock Option to which such Agreement relates to constitute an incentive stock option, as defined in Sec. 422 of the Code.


                                  Article VII
                               Duration of Plan

     No Incentive Stock Options may be granted hereunder after the date that is ten (10) years from the earlier of: (i) the date this Plan is adopted by the Board of Directors; or (ii) the date this Plan is approved by Company's shareholders. In addition, with respect to shares of Stock not currently covered by an outstanding Option, this Plan may be terminated at any time by the Board of Directors.






                                 Article VIII
                               Amendment of Plan

     The Board of Directors may, insofar as permitted by law, with respect to any shares at the time are not subject to Options, suspend or discontinue the Plan or revise or amend it in any respect whatsoever; provided, however, that, without the approval of the holders of a majority of the outstanding shares of voting stock of all classes of Company, no such revision or amendment shall: (a) change the number of shares of the Stock subject to the Plan, (b) change the designation of the class of employees eligible to receive Options, (c) decrease the price at which Incentive Stock Options may be granted, (d) remove the administration of the Plan from the Committee, or
(e) without the consent of the affected Holder, cause the Incentive Stock Options granted hereunder and outstanding at such time that satisfied the requirements of Sec. 422 of the Code to no longer satisfy such requirements.


                                  Article IX
                                    General

     Sec. 9:1.     Application of Funds.  The proceeds received by Company
from the sale of shares pursuant to Options shall be used for general corporate purposes.

     Sec. 9:2.     Right of Company and Affiliates to Terminate Employment.
Nothing contained in the Plan, or in any Agreement, shall confer upon any Holder the right to continue in the employ of Company or any Affiliate, or interfere in any way with the rights of Company or any Affiliate to terminate his or her employment at any time.

     Sec. 9:3.     No Liability for Good Faith Determinations.  Neither the
members of the Board of Directors nor any member of the Committee shall be liable for any act, omission, or determination taken or made in good faith with respect to the Plan or any Option granted under it, and members of the Board of Directors and the Committee shall be entitled to indemnification and reimbursement by Company in respect of any claim, loss, damage, or expense (including attorneys' fees, the costs of settling any suit, provided such settlement is approved by independent legal counsel selected by Company, and amounts paid in satisfaction of a judgment, except a judgment based on a finding of bad faith) arising therefrom to the full extent permitted by law and under any directors and officers liability or similar insurance coverage that may from time to time be in effect.

     Sec. 9:4.     Information Confidential.  As partial consideration for
the granting of each Option hereunder, the Holder shall agree with Company that he or she will keep confidential all information and knowledge that he or she has relating to the manner and amount of his participation in the Plan; provided, however, that such information may be disclosed as required by law and may be given in confidence to the Holder's spouse, tax, and financial advisors, or to a financial institution to the extent that such information is necessary to secure a loan. In the event any breach of this promise comes to the attention of the Committee, it shall take into consideration such breach, in determining whether to recommend the grant of any future Option to such Holder, as a factor militating against the advisability of granting any such future Option to such individual.






     Sec. 9:5.     Other Benefits.  Participation in the Plan shall not
preclude the Holder from eligibility in any other stock option plan of Company or any Affiliate or any old age benefit, insurance, pension, profit sharing retirement, bonus, or other extra compensation plans which Company or any Affiliate has adopted, or may, at any time, adopt for the benefit of its employees.

     Sec. 9:6.     Execution of Receipts and Releases.  Any payment of cash
or any issuance or transfer of shares of Stock to the Holder, or to his or her legal representative, heir, legatee, or distributee, in accordance with the provisions hereof, shall, to the extent thereof, be in full satisfaction of all claims of such persons hereunder. The Committee may require any Holder, legal representative, heir, legatee, or distributee, as a condition precedent to such payment, issuance, or transfer, to execute a release and receipt therefor in such form as it shall determine.

     Sec. 9:7.     No Guarantee of Interests.  Neither the Committee nor
Company guarantees the Stock of Company from loss or depreciation.

     Sec. 9:8.     Payment of Expenses.  All expenses incident to the
administration, termination, or protection of the Plan, including, but not limited to, legal and accounting fees, shall be paid by Company or its Affiliates.

     Sec. 9:9.     Company Records.  Records of Company or its Affiliates
regarding the Holder's period of employment, termination of employment and the reason therefor, leaves of absence, re-employment, and other matters shall be conclusive for all purposes hereunder, unless determined by the Committee to be incorrect.

     Sec. 9:10.     Information.  Company and its Affiliates shall, upon
request or as may be specifically required hereunder, furnish or cause to be furnished, all of the information or documentation which is necessary or required by the Committee to perform its duties and functions under the Plan.

     Sec. 9:11.     No Liability of Company.  Company assumes no obligation
or responsibility to the Holder or his or her personal representatives, heirs, legatees, or distributees for any act of, or failure to act on the part of, the Committee.

     Sec. 9:12.     Company Action.  Any action required of Company shall be
by resolution of its Board of Directors or by a person authorized to act by resolution of the Board of Directors.









     Sec. 9:13.     Severability.  If any provision of this Plan is held to
be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions hereof, but such provision shall be fully severable, and the Plan shall be construed and enforced as if the illegal or invalid provision had never been included herein.

     Sec. 9:14.     Notices.  Whenever any notice is required or permitted
hereunder, such notice must be in writing and personally delivered or sent by mail. Any notice required or permitted to be delivered hereunder shall be deemed to be delivered on the date on which it is personally delivered, or, whether actually received or not, on the third business day after it is deposited in the United States mail, certified or registered, postage prepaid, addressed to the person who is to receive it at the address which such person has theretofore specified by written notice delivered in accordance herewith. Company or a Holder may change, at any time and from time to time, by written notice to the other, the address which it or he had theretofore specified for receiving notices. Until changed in accordance herewith, Company and each Holder shall specify as its and his or her address for receiving notices the address set forth in the Agreement pertaining to the shares to which such notice relates.

     Sec. 9:15.     Waiver of Notice.  Any person entitled to notice
hereunder may waive such notice.

     Sec. 9:16.     Successors.  The Plan shall be binding upon the Holder,
his or her heirs, legatees, and legal representatives, upon Company, its successors, and assigns, and upon the Committee, and its successors.

     Sec. 9:17.     Headings.  The titles and headings of Sections and
Subsections are included for convenience of reference only and are not to be considered in construction of the provisions hereof.

     Sec. 9:18. Governing Law. All questions arising with respect to the provisions of the Plan shall be determined by application of the laws of the State of Texas except to the extent Texas law is preempted by federal law. Questions arising with respect to the provisions of an Agreement that are matters of contract law shall be governed by the laws of the state specified in the Agreement, except to the extent Texas corporate law conflicts with the contract law of such state, in which event Texas corporate law shall govern. The obligation of Company to sell and deliver Stock hereunder is subject to applicable laws and to the approval of any governmental authority required in connection with the authorization, issuance, sale, or delivery of such Stock.

     Sec. 9:19.     Word Usage.  Words used in the masculine shall apply to
the feminine where applicable, and wherever the context of this Plan dictates, the plural shall be read as the singular and the singular as the plural.





     Sec. 9:20.     Remedies.  Company may recover from a Holder reasonable
attorneys' fees incurred in connection with the enforcement of the terms and provisions of the Plan and any Agreement whether by an action to enforce specific performance or for damages for its breach or otherwise.


                                   Article X
                            Approval of Shareholders

     The Plan shall take effect on the date it is adopted by the Board of Directors. However, if this Plan is not approved by the holders of a majority of the outstanding shares of Company's Common Stock at a Meeting of Shareholders scheduled to be held in 2000, any Options granted hereunder shall be null, void, and of no force and effect as of their grant date.

     IN WITNESS WHEREOF, TGC Industries, Inc., acting by and through its officers hereunto duly authorized has executed this instrument to be effective the 14th day of December, 1999.

                                   TGC INDUSTRIES, INC.



                                   /s/ Allen T. McInnes
                                            Allen T. McInnes,
                                            Chairman of the Board


























                                 Exhibit 4.2


                         Amendment No. 1
                              to the
                      1999 Stock Option Plan
                                of
                       TGC INDUSTRIES, INC.


     This is Amendment No. 1 to the 1999 Stock Option Plan (the "Plan") of TGC Industries, Inc., a Texas corporation (hereinafter referred to as the "Company"), under which incentive and non-statutory stock options may be granted to the officers, employees, and/or directors of the Company and/or its subsidiaries (now existing or hereafter acquired).

     Article VIII of the Plan provides that the Company's Board of Directors may at any time amend the Plan, insofar as permitted by law.

     The purpose of this Amendment No. 1 is to amend the Plan by deleting
Section 1:13 in its entirety and substituting therefor the following:

          "Sec. 1:13. Stock. "Stock" shall mean Company's authorized $.01 par value Common Stock."

     This Amendment No. 1 to the 1999 Stock Option Plan is dated to be effective June 20, 2003.

                                          TGC INDUSTRIES, INC.


                                          /s/ Allen T. McInnes
                                              Allen T. McInnes,
                                              Chairman of the Board





























                                   Exhibit 5.1

                               Opinion of Counsel


                             LAW, SNAKARD & GAMBILL
                            A PROFESSIONAL CORPORATION
                         1600 WEST 7TH STREET, SUITE 500
                             FORT WORTH, TEXAS 76102

                               AREA (817) 335-7373
                                FACSIMILE 332-7473
                                DIRECT DIAL NUMBER
                                  (817) 878-6350

                                  August 20, 2004

TGC Industries, Inc.
1304 Summit, Suite 2
Plano, Texas 75074

                         Re: Form S-8 Registration Statement

Gentlemen:

     We have acted as counsel to TGC Industries, Inc., a Texas corporation (the "Company"), in connection with the proposed offering of the following shares of the Company's Common Stock, $.01 par value (the "Common Stock"):
300,000 shares of Common Stock issuable upon exercise of options granted or not yet granted under the Company's 1999 Stock Option Plan (the "Plan").

     All of the above shares of Common Stock are offered pursuant to a Registration Statement on Form S-8 (the "Registration Statement") to which this opinion is being filed as an exhibit.

     In our capacity as counsel to the Company, we have examined and relied upon the Company's Restated Articles of Incorporation and Bylaws, as amended, the Plan, and the records of corporate proceedings with respect to the approval of the proposed registration and the offering and sale of the shares of Common Stock thereunder, and have made such other investigations as we have deemed necessary and prudent for the purposes of the opinions expressed herein.

     Based upon the foregoing, but subject to the penultimate paragraph of this letter, we are of the opinion that:

     (1) All of the above described shares of Common Stock have been duly authorized;

     (2) When (a) the Registration Statement has become effective; (b) the applicable provisions of the securities laws of the various states have been complied with; and (c) the 300,000 shares issuable upon exercise of options granted or to be granted under the Plan have been issued and paid for in accordance with (i) the terms and conditions set forth in the Registration Statement and (ii) the terms and conditions in the Plan and related documents entered or to be entered into between the Company and a particular optionee, then, upon delivery of such shares of Common Stock, such Common Stock will be legally issued, fully paid, and nonassessable.

     This opinion is limited to the matters expressly set forth herein, and no opinion is implied or may be inferred beyond the matters expressly so stated.

     We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the aforesaid Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement and any subsequent amendments thereto.


                                           Respectfully Submitted,



                                           /s/ Law, Snakard & Gambill, P.C.
                                           LAW, SNAKARD & GAMBILL, P.C.








































                                Exhibit 23.1


                         [CONTAINED IN EXHIBIT 5.1]

























































                              Exhibit 23.2

                   Consent of Independent Accountants


     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 30, 2004 relating to the financial statements as of and for the year ended December 31, 2003, which appear in TGC Industries, Inc.'s Annual Report on Form 10-KSB for the year ended December 31, 2003.



                                            /s/ Lane Gorman Trubitt, L.L.P.
                                            Lane Gorman Trubitt L.L.P.


Dallas, Texas
August 20, 2004










































                              Exhibit 23.3


           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


     We have issued our report dated February 4, 2003, accompanying the financial statements of TGC Industries, Inc. appearing in the 2003 Annual Report of the Company to its shareholders and included in the Annual Report on Form 10-KSB for the year ended December 31, 2003, which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference in this Registration Statement of the aforementioned report.




                                          /s/ Grant Thornton LLP
                                           Grant Thornton LLP


Dallas, Texas
August 20, 2004







































                                 EXHIBIT 24.1

                              POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors of TGC Industries, Inc., a Texas corporation (the "Company"), hereby constitutes and appoints William J. Barrett and Wayne A. Whitener, or either of them, his true and lawful attorney in fact and agent, with the full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign a registration statement on Form S-8 and any and all amendments (including post-effective amendments) thereto, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission for the purpose of registering, under the Securities Act of 1933, shares of Company's common stock ("Common Stock") issuable upon the exercise of options granted under the Company's 1999 Stock Option Plan granting unto said attorney in fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he may, might, or could do in person, hereby ratifying and confirming all that said attorney in fact and agent may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney effective the 20th day of August, 2004.

SIGNATURES                                TITLE

/s/Wayne A. Whitener                      President, Chief
Wayne A. Whitener                         Executive Officer,
                                          and Director

/s/Kenneth Uselton                        Secretary and
Kenneth Uselton                           Treasurer

/s/William J. Barrett                     Director
William J. Barrett

/s/Herbert M. Gardner                     Director
Herbert M. Gardner

/s/Allen T. McInnes                       Director
Allen T. McInnes

/s/Edward L. Flynn                        Director
Edward L. Flynn

/s/William C. Hurtt, Jr.                  Director
William C. Hurtt, Jr.


4346.01035/438457.1